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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports covering WRC Media, Inc. and subsidiaries, Weekly Reader Corporation and Subsidiaries and CompassLearning, Inc., each dated March 20, 2000, and to all references to our firm included in or made a part of this registration statement.

                                          Arthur Andersen LLP


Roseland, New Jersey
May 26, 2000